    As filed with the Securities and Exchange Commission on December 4, 1998

                                           REGISTRATION STATEMENT NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------


                            ZOLL MEDICAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     MASSACHUSETTS                                        04-2711626
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                        32 SECOND AVENUE, NORTHWEST PARK
                              BURLINGTON, MA 01803
                                 (781) 229-0020
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                    NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)
                      ------------------------------------


                                RICHARD A. PACKER
                      PRESIDENT AND CHIEF OPERATING OFFICER
                            ZOLL MEDICAL CORPORATION
                        32 SECOND AVENUE, NORTHWEST PARK
                              BURLINGTON, MA 01803
                                 (781) 229-0020

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                      ------------------------------------


                                 With a copy to:

                             RAYMOND C. ZEMLIN, P.C.
                           GOODWIN, PROCTER & HOAR LLP
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000

                      ------------------------------------


                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
  Title of Securities Being         Amounts to be          Proposed Maximum             Proposed Maximum              Amount of
          Registered               Registered (1)     Offering Price Per Share (2)  Aggregate Offering Price       Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.02          100,000                  $9.75                      $975,000                     $272
          per share

===================================================================================================================================

(1) This Registration Statement also relates to such indeterminate number of additional shares of Zoll Medical Corporation Common Stock as may be required pursuant to the Non-Employee Directors' Stock Option Plan, as amended, in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the plan or other similar event.

(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purposes of determining the amount of the registration fee. The registration fee is based upon the average of the high and low prices for the Registrant's Common Stock, par value $.02 per share, as reported on The Nasdaq National Market on December 2, 1998.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. PLAN INFORMATION.*

Item 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

     * Information required by Part I to be contained in the Section 10(a) Prospectuses is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     Zoll Medical Corporation (the "Registrant") hereby incorporates by reference the following documents which have previously been filed with the Securities and Exchange Commission:

     (a) the Registrant's most recent annual report on Form 10-K for the fiscal year ended September 27, 1997 filed with the Securities and Exchange Commission on December 24, 1997;

     (b) all other reports filed with the Securities and Exchange Commission by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 24, 1997; and

     (c) the description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A, dated May 15, 1992, as filed with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

     In addition, all documents subsequently filed with the Securities and Exchange Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4. DESCRIPTION OF SECURITIES.

     Not Applicable.


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


Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares to be offered hereby will be passed upon for the Registrant by Goodwin, Procter & Hoar LLP Boston, Massachusetts, counsel to the Registrant. A professional corporation controlled by Raymond C. Zemlin, the Clerk of the Registrant, is a partner of Goodwin, Procter & Hoar LLP which receives compensation from the Registrant for rendering legal services.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is a Massachusetts corporation. Reference is made to Chapter 156B, Section 13(b)(1 1/2) of the Massachusetts Business Corporation Law (the "MBCL"), which enables a corporation in its original articles of organization or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Sections 61 and 62 of the MBCL (providing for liability of directors for authorizing unauthorized distributions and for making loans to directors, officers and certain shareholders) or (iv) for any transaction from which a director derived an improper personal benefit.

     Reference also is made to Chapter 156B, Section 67 of the MBCL, which provides that a corporation may indemnify directors, officers, employees and other agents and persons who serve at its request as directors, officers, employees or other agents of another organization or who serve at its request in any capacity with respect to any employee benefit plan, to the extent specified or authorized by the articles of organization, a by-law adopted by the stockholders or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

     Article 6A of the Company's Restated Articles of Organization, as amended, provides that, to the fullest extent permissible under the MBCL, a director of the Company will not be personally liable to the Company or its stockholders for monetary damages arising out of the director's breach of his or her fiduciary duty. In addition, Article V of the By-laws of the Company provides that the Company shall to the extent legally permissible indemnify each of its directors and officers against all expenses and liabilities which he has reasonably incurred in connection with or arising out of any actual or threatened action, suit or proceeding in which he may be involved by reason of his being or having been a director or officer of the Company, provided no such indemnification shall be made in relation to matters as to which such director or officer shall be finally adjudged in any such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Company, or with respect to a criminal matter, that he had reasonable cause to believe that his conduct was unlawful. In the event that a settlement or compromise of such action, suit or proceeding is effected which imposes liability on a director or officer, indemnification may be had but only if a court having jurisdiction determines that indemnification is reasonable and proper in the circumstances, if a settlement or compromise is reached in any other circumstance, indemnification may be provided if (i) a majority of directors not involved in the proceeding, (ii) independent legal counsel, or
(iii) a majority vote of stockholders determines that the person seeking indemnification has met the standards set forth in Article V. Notwithstanding the foregoing, a court having jurisdiction may grant or deny indemnification under the provisions of Article V of the By-laws or applicable law. Article V of the Company's By-laws further provides that the right of indemnification shall not be exclusive of other rights to which any director, officer or other corporate personnel may be entitled to as a matter of contract or law.

     The Company has purchased directors' and officers' liability insurance, which insures against certain losses arising from claims against directors or officers of the Company by reason of certain acts, including a breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted or any of the foregoing so alleged by any claimant or any claim against an officer or director of the Company solely by reason of his being such an officer or director.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Commission has expressed its opinion that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

Item 8. EXHIBITS.

     The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

EXHIBIT

   *4.1    Restated Articles of Organization
   *4.2    Bylaws
    5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
   10.1    Zoll Medical Corporation 1997 Non-Employee Directors' Stock Option
           Plan.
   23.1    Consent of Counsel (included in Exhibit 5.1 hereto).
   23.2    Consent of Ernst & Young LLP, Independent Auditors.
   24.1    Powers of Attorney (included in Part II of this Registration
           Statement).

* Incorporated by reference to the relevant exhibit to the Zoll Medical Corporation Registration Statement on Form S-1 (SEC File No. 33-47937), as amended.

Item 9. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to
               Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
               Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, The Commonwealth of Massachusetts, on this 19th day of November, 1998.

                                                   ZOLL MEDICAL CORPORATION


                                                   By: /s/ Richard A. Packer
                                                      -------------------------
                                                      Richard A. Packer

                      President and Chief Operating Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

     Each person whose signature appears below constitutes and appoints Richard
A. Packer and Raymond C. Zemlin, and each of them, as her or his true and lawful attorney-in-fact and agent, with full power of substitution, for her or him and in her or his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her or his substitute, may lawfully do or cause to be done by virtue hereof.

      SIGNATURE                           TITLE                                   DATE
      ---------                           -----                                   ----

/s/ Rolf S. Stutz              Chairman of the Board and                    November 19, 1998
--------------------------     Chief Executive Officer
Rolf S. Stutz



/s/ Richard A. Packer          President, Chief Operating Officer           November 19, 1998
--------------------------     and Director (Principal Executive
Richard A. Packer              Officer and Acting Principal Accounting
                               Officer)


/s/ Willard M. Bright          Director                                     November 19, 1998
--------------------------
Willard M. Bright

/s/ Thomas M. Claflin, II      Director                                     November 19, 1998
--------------------------
Thomas M. Claflin, II



/s/ M. Stephen Heilman         Director                                     November 19, 1998
--------------------------
M. Stephen Heilman

/s/ Noah T. Herndon            Director        November 19, 1998
--------------------------
Noah T. Herndon

/s/ Daniel M. Mulvena          Director        November 19, 1998
--------------------------
Daniel M. Mulvena

                                  EXHIBIT INDEX

EXHIBIT NO.  DESCRIPTION

   *4.1      Restated Articles of Organization
   *4.2      Bylaws
    5.1      Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
   10.1      Zoll Medical Corporation Non-Employee Directors' Stock Option Plan.
   23.1      Consent of Counsel (included in Exhibit 5.1 hereto).
   23.2      Consent of Ernst & Young LLP, Independent Auditors.
   24.1      Powers of Attorney (included in Part II of this Registration
             Statement).

* Incorporated by reference to the relevant exhibit to the Zoll Medical Corporation Registration Statement on Form S-1 (SEC File No. 33-47937), as amended.